Exhibit 19.4
                        Ford Motor Credit Company

                       Ford Credit Auto Owner Trust 1999-D

                            Monthly Servicing Report

       Collection Period                                         December, 1999
       Distribution Date                                                1/18/00

                                                                   Dollar Amount

       Total Portfolio                                      $  3,300,023,039.40
       Total Securities                                        3,195,129,000.00
       Class A-1 Notes                                           153,000,000.00
       Class A-2 Notes                                           449,000,000.00
       Class A-3 Notes                                         1,370,000,000.00
       Class A-4 Notes                                           400,000,000.00
       Class A-5 Notes                                           588,189,000.00
       Class B Notes                                             109,640,000.00
       Class C Certificates                                       62,650,000.00
       Class D Certificates                                       62,650,000.00

       I. COLLECTIONS
       Interest:

       Simple Interest Receivables Interest

            Interest Collections                            $     14,420,492.58
            Repurchased Loan Proceeds Related to Interest             13,818.35

                 Total Simple Interest Receivables Interest       14,434,310.93
       Pre Computed Receivables Interest Collections                 121,652.32

                 Total Interest Collections                       14,555,963.25

       Servicer Advances:

            Simple Interest Servicer Advances               $      4,069,774.98
            Precomputed Servicer Advances - Principal                 46,819.32
            Precomputed Servicer Advances - Interest                  11,610.44
                 Total Servicer Advances                           4,128,204.74

       Principal:

       Simple Interest Receivables Principal

            Principal Collections                           $     64,503,907.49
            Prepayments in Full                                   30,464,687.84
            Repurchased Loan Proceeds Related to Principal         1,127,181.62
                 Total Simple Interest Receivables Principal 96,095,776.95 Pre Computed Receivables Principal

            Principal Collections                           $        725,327.48
            Prepayments in Full                                      342,403.05
            Prepayments in Full Due to Administrative Repurchases        829.48
            Payahead Draws                                            30,423.60

                 Total Pre Computed Receivables Principal          1,098,983.61
       Liquidation Proceeds                                          372,434.76
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                      97,567,195.32
       Principal Losses for Collection Period                        723,919.85

                 Total Regular Principal Reduction                97,965,499.73

       Total Collections                                    $    116,251,363.31

                                                                          Amount
                                                                      Per $1,000

                                                                     of Original

       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 116,251,363.31  $    36.38
       Reserve Account Release                                 0.00        0.00






       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              116,251,363.31       36.38

       Servicing Fee:

       Servicing Fee Due                           $   2,497,447.43  $     0.78
       Servicing Fee Paid                              2,497,447.43        0.78
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:

       Class A-1 Notes Monthly Interest

            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest

            Class A-2 Notes Monthly Interest Due   $   1,602,828.41  $     3.57
            Class A-2 Notes Monthly Interest Paid      1,602,828.41        3.57
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest

            Class A-3 Notes Monthly Interest Due   $   7,078,333.33  $     5.17
            Class A-3 Notes Monthly Interest Paid      7,078,333.33        5.17
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest

            Class A-4 Notes Monthly Interest Due   $   2,133,333.33  $     5.33
            Class A-4 Notes Monthly Interest Paid      2,133,333.33        5.33
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest

            Class A-5 Notes Monthly Interest Due   $   3,195,826.90  $     5.43
            Class A-5 Notes Monthly Interest Paid      3,195,826.90        5.43
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest

            Class B Notes Monthly Interest Due     $     627,689.00  $     5.73
            Class B Notes Monthly Interest Paid          627,689.00        5.73
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest

            Total Note Monthly Interest Due        $  14,638,010.97  $     4.77
            Total Note Monthly Interest Paid          14,638,010.97        4.77
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest

            Class C Cert. Monthly Interest Due     $     376,422.08  $     6.01






            Class C Cert. Monthly Interest Paid          376,422.08        6.01
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest

            Class D Cert. Monthly Interest Due     $     417,666.67  $     6.67
            Class D Cert. Monthly Interest Paid          417,666.67        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest

            Total Note and Cert. Mthly Int. Due    $  15,432,099.72  $     4.83
            Total Note and Cert. Mthly Int. Paid      15,432,099.72        4.83
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  98,321,816.16

       Principal:
       Principal Distribution Amounts

            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount          876,238.17        0.27
            Regular Principal Distribution Amount    290,924,386.52       91.05
                 Principal Distribution Amount       291,800,624.69       91.33

       Principal Distribution Amounts Paid

            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid    98,321,816.16      218.98
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            98,321,816.16       32.03

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         98,321,816.16       30.77

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 116,251,363.31
       Total Distributions (incl. Servicing Fee)   $ 116,251,363.31

       III. POOL BALANCE AND PORTFOLIO INFORMATION

       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,759,629,624.69 $ 2,661,307,808.53
            Note Pool Factor                       0.8989522          0.8669238
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance           291,800,624.69     193,478,808.53
            Class A-2 Notes Pool Factor            0.6498900          0.4309105
            Class A-3 Notes Balance         1,370,000,000.00   1,370,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           400,000,000.00     400,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           588,189,000.00     588,189,000.00






            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             109,640,000.00     109,640,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,650,000.00      62,650,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,650,000.00      62,650,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,884,929,624.69   2,786,607,808.53
       Portfolio Information:

            Wtd Average Coupon (WAC)                    7.44%              7.45%
            Wtd Average Remaining Maturity (WAM)       43.43              42.54
            Remaining Number of Receivables          227,540            224,475
            Portfolio Receivable Balance $  2,996,936,915.81 $ 2,898,971,416.08

       IV. OVERCOLLATERALIZATION INFORMATION

       Specified Overcollateralization Amount               $     12,489,598.96
       Specified Credit Enhancement Amount                        28,989,714.16
       Yield Supplement Overcollateralization Amount             140,218,029.56
       Target Level of Overcollateralization                     152,707,628.52

       V. RECONCILIATION OF RESERVE ACCOUNT

       Beginning Reserve Account Balance                    $     16,500,115.20
       Specified Reserve Account Balance                          16,500,115.20
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00

            Interim Reserve Account Balance                       16,500,115.20
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,500,115.20
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:

            Liquidation Proceeds                            $        372,434.76
            Recoveries from Prior Month Charge-Offs                        0.00

       Total Losses for Collection Period                            825,159.14
       Charge-off Rate for Collection Period (annualized)                  0.18%
       Cumulative Net Losses for all Periods
       Delinquent Receivables:

            31-60 Days Delinquent                           $     15,616,674.86
            61-90 Days Delinquent                                  1,213,804.48
            91-120 Days Delinquent                                   600,415.27
            Over 120 Days Delinquent                                  70,188.39
       Repossesion Inventory                                $      1,480,086.16

       Ratio of Net Losses to the Average Pool Balance:

            Second Preceding Collection Period                           0.0407%
            Preceding Collection Period                                  0.0972%
            Current Collection Period                                    0.1843%
            Three Month Average                                          0.1074%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0026%
            Preceding Collection Period                                  0.0439%
            Current Collection Period                                    0.0637%
            Three Month Average                                          0.0368%